Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2012, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of Evolving Systems, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Denver, Colorado
September 06, 2013